UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 9, 2011

BCSB Bancorp, Inc.
(Exact Name Of Registrant As Specified In Charter)

Maryland	0-53163	26-1424764
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4111 E. Joppa Road, Suite 300, Baltimore, Maryland 21236
(Address Of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code:  (410) 256-5000

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07    Submission of Matters to a Vote of Security Holders

(a)The annual meeting of stockholders of BCSB Bancorp, Inc. (the “Company”) was held on February 9, 2011.

(b)The matters considered and voted on by the stockholders at the annual meeting and the vote of the stockholders were as follows:

1.The following individuals were elected as directors, for the term reflected below, by the following vote:

Name	Shares Voted For	Votes Withheld	Broker Non-Votes

For a three-year term:
Henry V. Kahl	2,236,748	125,114	420,698
Michael J. Klein	2,237,232	124,630	420,698

2.The appointment of Stegman & Company as the independent registered public accounting firm for the fiscal year ending September 30, 2011 was ratified by the stockholders by the following vote:

Shares Voted For	Shares Voted Against	Abstentions
2,931,263	3,483	7,626

There were no broker non-votes on the proposal.

3.The stockholders voted to approve the non-binding proposal on the compensation of the Company’s named executive officers by the following vote:

Shares Voted For	Shares Voted Against	Abstentions	Broker Non-Votes
2,282,327	55,280	24,255	580,530

4.The stockholders voted on a non-binding resolution to approve the frequency of a stockholder vote to approve the compensation of named executive officers by the following vote.

One Year	Two Years	Three Years	Abstentions	Broker Non-Votes
1,636,342	76,069	56,462	0	637,626

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BCSB BANCORP, INC.

Date: February 15, 2011	By:	/s/ David M. Meadows
David M. Meadows
Executive Vice President and Corporate Secretary